                                                                   Exhibit 10.17



                        FALCON BUILDING PRODUCTS, INC.


                            EMPLOYEE SAVINGS PLAN


                         (EFFECTIVE JANUARY 1, 1995)

                               TABLE OF CONTENTS




    ARTICLE I - NAME, PURPOSE AND HISTORY OF PLAN                       1

    ARTICLE II - DEFINITIONS AND CONSTRUCTION                           2

           Section 2.01.  Definitions                                   2
           Section 2.02.  Construction                                  5

    ARTICLE III - PARTICIPATION                                         7

           Section 3.01.  Eligibility to Participate                    7
           Section 3.02.  Election to Participate                       7

    ARTICLE IV - CONTRIBUTIONS                                          8

           Section 4.01.  Amount of Participant's Contributions         8
           Section 4.02.  Limitations on Pre-Tax Contributions          8
           Section 4.03.  Suspension of Contributions                   9
           Section 4.04.  Payment of Elective Contributions to Trustee  9
           Section 4.05.  Employer Matching Contributions               10
           Section 4.06.  Limitations on Contributions For
                          Nondiscrimination Testing Purposes            10
           Section 4.07.  Maximum Annual Additions                      15
           Section 4.08.  Rollover Contributions                        18

    ARTICLE V - TRUST AGREEMENT; INVESTMENT FUNDS
                AND PARTICIPANT INVESTMENT ELECTIONS                    19

           Section 5.01.  Trust Agreement                               19
           Section 5.02.  Investment Funds                              19
           Section 5.03.  Allocation and Reallocation of Contributions
                          Among Investment Funds                        19
           Section 5.04.  Fees and Expenses                             20
           Section 5.05.  Exclusive Benefit and Funding Policy          20

    ARTICLE VI - PARTICIPANT ACCOUNTS                                   21

           Section 6.01.  Establishment of Accounts                     21
           Section 6.02.  Crediting of Accounts                         21
           Section 6.03.  Valuation of Accounts                         21

ARTICLE VII - VESTING; DISTRIBUTION OF ACCOUNTS                         22

           Section 7.01.  Vesting                                       22
           Section 7.02.  Distribution Upon Termination of Employment   22
           Section 7.03.  Designation of Beneficiary                    22
           Section 7.04.  Manner and Timing of Distributions            22
           Section 7.05.  Special Rules for Interests Derived from
                          Prior Plans                                   24
           Section 7.06.  Disability Retirement Benefit                 24
           Section 7.07.  Direct Rollovers                              24

ARTICLE VIII - WITHDRAWALS AND LOANS                                    26

           Section 8.01.  Withdrawal of After-Tax Contributions         26
           Section 8.02.  Withdrawals After Age 59-1/2                  26
           Section 8.03.  Hardship Withdrawals                          26
           Section 8.05   Payment of Existing Loans from Prior Plans
                          to Participants.                              27
           Section 8.06   Withdrawals of Prior Plan Amounts             28

ARTICLE IX - THE COMMITTEE                                              29

           Section 9.01.  Benefit Plans Committee                       29
           Section 9.02.  Responsibility and Authority of the Committee 29
           Section 9.03.  Organization and Procedure.                   30
           Section 9.04.  Delegation of Authority and Responsibility    30
           Section 9.05.  Use of Professional Services                  30
           Section 9.06.  Fees and Expenses                             30
           Section 9.07.  Claims Procedure                              31

ARTICLE X - AMENDMENTS AND TERMINATION                                  32

           Section 10.01.  Amendments and Termination                   32

ARTICLE XI - MISCELLANEOUS                                              33

           Section 11.01.  Non-Guarantee of Employment                  33
           Section 11.02.  Rights to Trust Assets                       33
           Section 11.03.  Non-Recommendation of Investment             33
           Section 11.04.  Indemnification of Committee                 33
           Section 11.05.  Non-Alienation                               34
           Section 11.06.  Facility of Payment                          34
           Section 11.07.  Board Action                                 34
           Section 11.08.  Mergers, Consolidations and Transfer of
                           Plan Assets                                  34
           Section 11.09.  Fiduciaries                                  35
           Section 11.10.  Unclaimed Benefits                           35



ARTICLE XII - TOP-HEAVY PLAN PROVISIONS                                 36

           Section 12.01.  Effect of Top-Heavy Status                   36
           Section 12.02.  Additional Definitions                       36
           Section 12.03.  Minimum Benefits                             37
           Section 12.04.  Maximum Benefit Limits                       37

                         FALCON BUILDING PRODUCTS, INC.
                             EMPLOYEE SAVINGS PLAN


                                   ARTICLE I
                       NAME, PURPOSE AND HISTORY OF PLAN


     Falcon Building Products, Inc. (the "Company") hereby establishes the Falcon Building Products, Inc. Employee Savings Plan (the "Plan"), effective January 1, 1995 (the "Effective Date"), for the benefit of employees of the Company and its Affiliates that adopt the Plan (the "Employers") and their beneficiaries. Its purpose is to encourage Employee savings for retirement on a tax-advantaged basis. Employees of an Employer who were participants in the Eagle Industries, Inc. Employee Savings Plan immediately before the Effective Date became Participants under this Plan as of the Effective Date. The Company intends that this Plan and the related Trust qualify under all applicable provisions of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 and that each of the terms of this Plan and the Trust Agreement shall be so interpreted. This Plan is intended to be a profit sharing plan with a qualified cash or deferred arrangement meeting the requirements of Code Sections 401(a) and 401(k).

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

     SECTION 2.01. DEFINITIONS. For purposes of the Plan, unless the context clearly or necessarily indicates otherwise, the following words and phrases shall have the meaning set forth in the definitions below:

     (a) "Account" shall mean the separate Account or Accounts to be maintained under the Plan for each Participant as provided in Section 6.02.

     (b) "Affiliate" shall mean (i) each corporation or unincorporated trade or business which is a member of either a controlled group of corporations, a group of trades or businesses under common control, (ii) an affiliated service group within the meaning of Code Sections 414(b), (c) or (m), which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o), and (iii) Eagle Industries, Inc.

     (c) "After-Tax Contributions" shall mean after-tax contributions by the Participant pursuant to the Participant's authorization to make regular payroll deductions from his Compensation pursuant to Section 4.01(b).

     (d) "Beneficiary" shall mean the person or persons designated on Timely Notice by a Participant to receive benefits in the event of the Participant's death, as provided in Section 7.03.

     (e) "Board" shall mean the Board of Directors of the Company.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Benefit Plans Committee of the Company, which is described in Section 9.01 of the Plan.

     (h) "Company" shall mean Falcon Building Products, Inc., a Delaware corporation.

     (i) "Compensation" shall mean the compensation reported for a calendar year on Form W-2 as paid by an Employer to the Participant, exclusive of any severance pay, moving allowance, car allowance, awards or prizes, or imputed income under Code Sections 79 or 132 and such other similar payments under the code and regulations issued thereunder, but inclusive of any before-tax contributions made under this Plan, any other 401(k) plan or any life insurance or medical plan maintained by the Company pursuant to Code Section 125.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "determination period") beginning in that calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

     In determining the Compensation of an Employee for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that, in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of these rules, the adjusted dollar limitation of Code Section 4.01(a)(17) applicable to family members is exceeded, then the dollar limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this subparagraph (k) before applying the limitation.

     (j) "Effective Date" shall mean January 1, 1995.

     (k) "Elective Contributions" shall mean amounts contributed under the Plan by Employers pursuant to a Participant's authorization under Section 401(a). Employee Elective Contributions shall consist of After-Tax Contributions and Pre-Tax Contributions.

     (l) "Employee" shall mean any individual who is in the employ of an Employer, except (i) individuals in a unit of employees covered by a collective bargaining agreement, unless the collective bargaining agreement specifically provides for such employees to participate in the Plan, (ii) individuals in a group that has been excluded by the Board from participation in the Plan and
(iii) leased employees (within the meaning of Code Section 414(n)(2)) of an Employer, unless the participation of leased employees is required as a condition of the Plan's qualification under Code Section 401(a).

     (m) "Employer" shall mean the Company and each other Affiliate, which, with the approval of the Company (which approval may be given by the President or a Vice President of the Company), adopts this Plan by resolution of its board of directors. As of the Effective date, the participating Employers are those identified on Appendix A to the Plan.

     (n) "Employer Matching Contributions" shall mean amounts contributed under the Plan by Employers as provided in Article IV. The term shall also be deemed to include forfeitures applied to reduce the amount of an Employer's contributions otherwise due under the Plan.

     (o) "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service.

     (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to specific provisions of ERISA shall be deemed to refer to that provision or any successor provision under any amendment to ERISA.

     (q) "Highly Compensated Employee" shall mean an individual within the meaning of Code Section 414(q), as described in Section 4.06 of this Plan.

     (r) "Hour of Service" shall mean:

                        (i) Each hour for which an Employee is paid or entitled
                   to payment, for the performance of duties for the Company or an Affiliate, during the applicable computation period. These hours shall be credited to the Employee for the computation period in which the duties were performed;

                        (ii) Each hour for which the Employee is paid or
                   entitled to payment by the Company or an Affiliate, either directly or indirectly, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence), but excluding payments under a plan maintained solely for the purpose of complying with workmen's compensation, unemployment compensation, or disability insurance laws and also excluding payments for medical or medically related expenses. No more than 501 Hours of Service shall be credited under this paragraph (ii) for any single computation period whether or not such period occurs in a single computation period); and

                        (iii) Each hour for which back pay, irrespective of
                   mitigation of damages, is either awarded or agreed to by the Company or an Affiliate.

The same hours of service shall  not be credited under clause (i) or clause
(ii), as the case may be, and under clause (iii). Further, no more than 501 Hours of Service shall be credited for payment of back pay to the extent it is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties. These Hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. For purposes of determining eligibility to participate, an Employee who is on leave of absence under the Family and Medical Leave Act of 1993 shall be credited with Hours of Service for the hours the Employee would have worked had he not taken the leave. Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

     (s) "Investment Fund" means an unsegregated fund established at the direction of the Committee pursuant to Section 5.02, and invested in securities, insurance contracts, mutual fund shares or other property of such type and characteristics as the Committee shall determine.

     (t) "Normal Retirement Age" shall mean the date on which the Participant attains age 65.

     (u) "Participant" shall mean an Employee who has satisfied the requirements of Section 3.01 and has made Elective Contributions under the Plan. The term shall also include any other person whose interests derived from participation in a prior plan are transferred or rolled over into the Plan. A person who has become a Participant under the Plan shall continue to be a Participant until his entire Account has been distributed or forfeited under the Plan.

     (v) "Part-Time Employee" shall mean an Employee who is regularly scheduled to perform less than 20 Hours of Service per week or whose work schedule, because of its seasonal or temporary nature, is expected to result in completion of fewer than 1,000 Hours of Service per year.

     (w) "Plan" shall mean the Falcon Building Products, Inc. Employee Savings Plan.

     (x) "Plan Year" shall mean the calendar year.

     (y) "Pre-Tax Contributions" shall mean amounts contributed by the Participant's Employer pursuant to the Participant's authorization and direction under Section 4.01(a) to make such contribution on the Participant's behalf in lieu of payment of an equal amount directly to the Participant.

     (aa) "Timely Notice" shall mean a notice in writing on a form prescribed by the Committee and filed at such places and at such reasonable times as shall be required by the rules of the Committee.

     (bb) "Trust" shall mean the trust fund established pursuant to the provisions of this Plan, as it may be amended from time to time.


     (cc)  "Trustee" shall mean the trustee under the Trust.

     (dd)  "Valuation Date" shall mean each business day of the Plan Year.


     SECTION 2.02.  CONSTRUCTION.

     (a) Where appearing in this Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise. Titles of articles and sections are for reference purposes only.

     (b) The Plan is intended to be a qualified profit sharing plan meeting the requirements of Code Section 401(a) and to contain a "qualified cash or deferred arrangement" meeting the requirements of Code Section 401(k). The Plan shall be interpreted so as to comply with the applicable requirements of those sections where the requirements are not clearly contrary to the express terms of the Plan. In all other respects, the Plan shall be construed and its validity determined according to the laws of the State of Illinois to the extent those laws are not preempted by federal law. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included in the Plan.

                                  ARTICLE III
                                 PARTICIPATION

     SECTION 3.01.  ELIGIBILITY TO PARTICIPATE.

     (a) Any Employee or Part-Time Employee who was a participant in the Eagle Industries, Inc. Employee Savings Plan immediately before the Effective Date shall be eligible to participate in the Plan as of the Effective Date.

     (b) Any other Employee, other than a Part-Time Employee, shall be eligible to participate in the Plan as of the first January 1 or July 1 that is at least 30 days after his Employment Commencement Date.

     (c) Any other Part-Time Employee shall be eligible to participate in the Plan as of the last day of his "qualifying period." For purposes of this subsection, the "qualifying period" of a Part-Time Employee is the first 12-consecutive-month period beginning on his Employment Commencement Date, or any anniversary thereof, during which he completes at least 1,000 Hours of Service.

     (d) A former Participant whose employment has terminated and who is subsequently reemployed shall reenter the Plan as a Participant on the date of his reemployment. If a reemployed Employee was not formerly a Participant in the Plan, he shall be considered a new Employee and required to meet the requirements of this Section 3.01 to be eligible to participate in the Plan.

     SECTION 3.02. ELECTION TO PARTICIPATE. An Employee may elect to participate in the Plan by filing his election with his Employer on a Timely Notice to make Basic Contributions on the Participant's behalf, as provided in
Section 4.01. Elections filed by Employees and Part-Time Employees eligible to participate under Section 3.01(a) of the Plan shall be effective as of the Effective Date. Elections filed by all other Employees and Part-Time Employees shall be effective with the January 1 or July 1 that next follows the later of
(i) the filing of the election or (ii) the date as of which he shall have become eligible to participate in the Plan as determined under Section 3.01(b) or (c), as applicable. Any such election shall remain in effect so long as the Participant remains an Employee.

                                   ARTICLE IV
                                 CONTRIBUTIONS

     SECTION 4.01.  AMOUNT OF PARTICIPANT'S CONTRIBUTIONS.

     (a) Elective Contributions. Subject to the limitations described in Sections 4.02, 4.06 and 4.07, a Participant may elect to make Elective Contributions at a rate from two to twelve percent of the Participant's Compensation. Such Elective Contributions may be either Pre-Tax
Contributions, After-Tax Contributions, or both, in any combination. Pre-Tax Contributions shall be made by the Participant's Employer in lieu of payment of an equal amount directly to the Participant as current compensation, pursuant to authorization by the Participant on a form provided by the Committee. After-Tax Contributions shall be made for the Participant through regular payroll deductions, pursuant to authorization by the Participant on a form provided by the Committee. If during a Plan Year a Participant's Pre-Tax Contributions exceed the limitations of Code Section 402(g), as described in
Section 4.02 of this Plan, all further contributions for the year shall automatically be made in the form of After-Tax Contributions.

     (b) Change in Rate of Contributions. The designated rates of a Participant's Elective Contributions may be changed as of the first day of any month following the Company's receipt of Timely Notice, but shall remain in effect for successive periods of time unless changed.

     SECTION 4.02.  LIMITATIONS ON PRE-TAX CONTRIBUTIONS.

     (a) No Participant shall be permitted to have Pre-Tax Contributions made under the Plan and any other plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Code Section 402(g) as in effect at the beginning of such taxable year.

     (b) Excess Elective Deferrals under this Plan, plus any income and minus any losses allocable thereto, may be distributed to the Participant no later than April 15 of the following year or, as soon as practicable thereafter.

     (c) Definitions.

                        (i) "Excess Elective Deferrals" shall mean those
                   Pre-Tax Contributions that are includable in a Participant's gross income because the contributions exceed the dollar limitation of Code Section 402(g) for the taxable year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

                   (ii) "Elective Deferrals" shall mean, with respect to any taxable year, the sum of all employer contributions (including those of another employer who is not an Employer who has adopted this Plan) made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement under Code Section 401(k), any simplified employee pension cash or deferred arrangement under Code Section 402(h)(l)(B), any eligible deferred compensation plan under

                   Code Section 457 and any plan as described under
                   Section 501(c)(18), and any employer contributions made on the behalf of a Participant under a salary reduction agreement for the purchase of an annuity contract under Code Section 403(b).

     (d) Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution using the method described in this subsection or any other method permitted under Treasury Regulation Section 1.402(g)-1(e)(5). The income or loss allocable to Excess Elective Deferrals is the sum of: (i) income or loss allocable to the Participant's Pre-Tax Contributions for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Pre-Tax Contributions without regard to any income or loss occurring during the taxable year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of the month.

     SECTION 4.03.  SUSPENSION OF CONTRIBUTIONS.

     (a) A Participant's Elective Contributions shall be suspended if either of the following occurs:

                        (i) the Participant elects, in the form of a Timely
                   Notice, to suspend all of his Elective Contributions being made under Section 4.01;

                        (ii) the Participant receives a hardship withdrawal
                   under Section 8.03; or

                        (iii) the Participant fails to qualify as an Employee.

Suspensions shall be effective as soon as practicable following such occurrence. Participants will not be permitted to make up suspended contributions. A Participant's Elective Contributions shall be suspended for the period described in Section 8.03(d) following his receipt of a hardship withdrawal.

     (b) A Participant whose contributions have been suspended for reasons other than a hardship withdrawal under Section 8.03 may resume making contributions as of the next January 1 or July 1 following his provision of Timely Notice; provided, that he is then an Employee as defined in the Plan.

     SECTION 4.04. PAYMENT OF ELECTIVE CONTRIBUTIONS TO TRUSTEE. Each Employer shall periodically (but not less frequently than monthly), remit to the Trustee (or to the Company, if the Company has remitted to the Trustee) the amounts withheld from the Compensation of its Employees as Elective Contributions under the Plan. Such amounts shall be credited to the Accounts of Participants on a monthly basis.

     SECTION 4.05.  EMPLOYER MATCHING CONTRIBUTIONS.

     (a) Each Employer shall make contributions for each of its eligible Employees in an amount equal to 50 percent of the Employee's Elective Contributions to a maximum of six percent of his Compensation. Amounts forfeited from the Accounts of Employees of the Employer under Section 11.10 shall be applied to reduce the amount of the Employer's Matching Contributions otherwise payable under the Plan.

     (b) Employer Matching Contributions shall be made in cash on or before the due date of the Employer's tax return for the year.

     (c) Employer Matching Contributions under the Plan are conditioned upon their deductibility under Code Section 404. Notwithstanding any provision herein to the contrary, to the extent a deduction is disallowed, contributions may be returned to the Employer within one year after the disallowance.

     (d) Employer Matching Contributions shall be forfeited to the extent they are based on Excess Elective Deferrals under Section 4.02(c), Pre-Tax Contributions that are Excess Contributions or After-Tax Contributions that are Excess Aggregate Contributions distributed under Section 4.06(h). Any forfeitures that occur will be used to reduce Employer Matching Contributions for the next Plan Year.

     SECTION 4.06. LIMITATIONS ON CONTRIBUTIONS FOR NONDISCRIMINATION TESTING PURPOSES.
     (a) Employer Matching Contributions, Pre-Tax Contributions and After-Tax Contributions allocated to the Accounts of Highly-Compensated Employees shall not in any Plan Year exceed the limits specified in this Section 4.06. The Committee may make the adjustments authorized in this Section 4.06 to ensure that the limits of Subsections (b) (the "Actual Deferral Percentage test") and
(c) (the "Average Contribution Percentage test") are not exceeded, regardless of whether such adjustments affect some Participants more than others. This Section shall be administered and interpreted in accordance with Code Sections 401(k) and 401(m).

     (b) The Actual Deferral Percentage of the Highly-Compensated Employees shall not exceed, in any Plan Year, the greater of:

                        (i) The Actual Deferral Percentage of all other
                   Participants for the Plan Year multiplied by 1.25; or

                        (ii) The lesser of the (A) Actual Deferral Percentage
                   of all other Participants for the Plan Year multiplied by two (2) and (B) the Actual Deferral Percentage of all other Participants for the Plan Year plus two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

     (c) The Average Contribution Percentage of the Highly Compensated Employee shall not exceed, in any Plan Year, the greater of:

                        (i) The Average Contribution Percentage of all other
                   Participants for the Plan Year multiplied by 1.25; or

                        (ii) The lesser of (A) the Average Contribution
                   Percentage of all other Participants for the Plan Year multiplied by two (2) and (B) the Average Contribution Percentage of all other Participants for the Plan Year plus two (2) percentage points, or such lesser amounts as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

     (d) The following terms shall have the meanings specified herein for purposes of this Section 4.06.

                        (i) Actual Deferral Percentage.  The average, for a
                   specified group of Participants for a Plan Year, of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of a Participant for the Plan Year to (2) the Participant's compensation for the Plan Year, as determined under Treasury Regulation Section 1.401(k)-1(g)(2). For this purpose, Employer contributions on behalf of any Participant shall include Pre-Tax Contributions, including amounts in excess of the dollar limitation contained in Section 4.02(g) of the Code described in Section 4.02, but excluding Pre-Tax Contributions that are taken into account in the Average Contribution Percentage test (provided that the Actual Deferral Percentage test is satisfied both with and without exclusion of these Pre-Tax Contributions). For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Pre-Tax Contributions shall be treated as a Participant on whose behalf no Pre-Tax Contributions are made.

                        (ii) Average Contribution Percentage.  The average for
                   a designated group of Employees of the ratios (calculated separately for each Employee in the group) of (1) the sum of
                   (A) the Employer Matching Contributions paid and credited to the Account of an Employee for a Plan Year, (B) After-Tax Contributions credited to the Account of the Employee for a Plan Year and (C) any Pre-Tax Contributions which are to be taken into account for purposes of the Average Contribution Percentage Test, to (2) the Employee's compensation for the Plan Year, as determined under Treasury Regulation Section 1.401(k)-1(g)(2). Participant Pre-Tax Contributions may be used in the Average Contribution Percentage test provided that the Actual Deferral Percentage test is met before the Pre-Tax Contributions are used in the Average Contribution Percentage test and continues to be met following the exclusion of those contributions that are used to meet the Average Contribution Percentage test.

                        (iii) Highly-Compensated Employee.  The term Highly
                   Compensated Employee shall mean Highly Compensated Active Employees and Highly Compensated Former Employees.

                        A Highly Compensated Active Employee includes any
                   Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted under Code Section 415(d)); (ii) received compensation from the Employer in excess of $50,000 (as adjusted under Code Section 415(d)) and was a member of the top paid group for the year; or (iii) was an officer of the Employer and received compensation during the year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 employees who received the most compensation from the Employer during the determination year; and (ii) employees who are five percent owners at any time during the look-back year or determination year.

                        If no officer has satisfied the compensation
                   requirement of (iii) above during either a determination year or look-back year, the highest paid officer for the year shall be treated as a Highly Compensated Employee.

                        For purposes of this Section, the determination year
                   shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

                        A Highly Compensated Former Employee includes any
                   Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
                        If an Employee is, during a determination year or
                   look-back year, a family member of either a five percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the five percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and five percent owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                        The determination of who is a Highly Compensated
                   Employee, including the determinations of the number and identity of Employees in the top-paid group, the top ten Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

     (e) For purposes of determining compliance with the Actual Deferral Percentage Test and the Average Contribution Percentage test, Pre-Tax Contributions and Employer Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate.

     (f) The Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the Average Contribution Percentage test and the amount of Pre-Tax Contributions, After-Tax Contributions and Employer Matching Contributions used in the test.

     (g) For purposes of determining the Actual Deferral Percentage or Average Contribution Percentage of a Participant who is a five percent owner or one of the ten most highly paid Highly Compensated Employees, the Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Compensation of the Participant shall include the Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Compensation for the Plan Year of family members (as defined in Code Section 414(q)(6)). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Actual Deferral Percentages and Average Contribution Percentages of Participants who are Highly Compensated Employees and Participants who are not Highly Compensated Employees.

     (h) Treatment of Excess Contributions.  If Employer Matching
Contributions, After-Tax Contributions or Pre-Tax Contributions exceed any of the limits specified in Subsections 4.06(b) and (c) for a Plan Year, then the Plan Administrator shall correct the excess in accordance with the provisions of this Subsection (h).

                   (i) Notwithstanding any other provision of this Plan, unless Pre-Tax Contributions are recharacterized as After-Tax Contributions under Subsection (iv) below, or Employer Matching Contributions are treated as Qualified Matching Contributions as provided under Subsection (v) below, excess contributions and excess aggregate contributions (as defined in subsections (ii) and (iii) below), attributable to Pre-Tax Contributions and After-Tax Contributions plus any income and minus any loss allocable thereto, such income or loss determined and allocated in accordance with Treasury Regulation Section 1.401(k)-1(f)(4)(ii), shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions and excess aggregate contributions were allocated for the preceding Plan Year. Employer Matching Contributions based on the Pre-Tax Contributions and After-Tax Contributions distributed as excess contributions and excess aggregate contributions shall be forfeited as provided under Section 4.05(d). Excess contributions and excess aggregate contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code
                   Section 414(q)(6) in the manner prescribed by the regulations. If the excess contributions and excess aggregate contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which the excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess contributions and excess aggregate contributions shall be treated as Annual Additions under the plan.

                   (ii) "Excess contributions" shall mean, with respect to any Plan Year, the excess of:

                              (A) The aggregate amount of Employer
                         contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for the Plan Year, over

                              (B) The maximum amount of the contributions
                         permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

                   (iii) "Excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

                              (A) The aggregate amount of Employer
                         contributions taken into account in computing the numerator of the Average Contribution Percentage actually made on behalf of Highly Compensated Employees for the Plan Year, over

                              (B) The maximum amount of Employer contributions
                         permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                   (iv) A Participant may treat his or her excess contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution rules as Pre-Tax Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that the amount, in combination with an After-Tax Contribution made by that Employee, would exceed any stated limit under the Plan as After-Tax
                   Contributions. Recharacterization must occur no later than 2-1/2 months after the last day of the Plan Year in which the excess contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

                   (v) The Plan Administrator may, in its sole discretion, elect to treat any portion of the Employer Matching Contributions as Qualified Matching Contributions to be taken into account for the Actual Deferral Percentage test to the extent necessary to satisfy the requirements of this
                   Section 4.06. To the extent Employer Matching Contributions are treated as Qualified Matching Contributions and taken into account for the Actual Deferral Percentage test, they may not be taken into account for the Average Contribution Percentage test. To the extent Employer Matching Contributions are treated as Qualified Matching Contributions they shall be allocated to Participants' Accounts within the Plan Year to which they relate and shall be paid to the Trust no later than 12 months after the end of the Plan Year to which they relate.

     SECTION 4.07.  MAXIMUM ANNUAL ADDITIONS.

     (a) The Annual Addition to the Accounts of any Participant for a Limitation Year, when added to the Annual Additions to his accounts under all other defined contribution plans (if any) maintained by the Employer, may not exceed the Maximum Permissible Amount. In addition, in the case of a Participant who also participates in a defined benefit plan maintained by the Employer, the Annual Addition for a Limitation Year will, if necessary, be further limited so that the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction for the Limitation Year does not exceed 1.0.

     (b) Definitions. For purposes of this Article, the following definitions and rules of interpretation shall apply:

                        (i) Annual Additions.  The sum of the following amounts
                   credited to a Participant's Account for the Limitation Year:

                   (A) Employer contributions;

                   (B) Employee contributions; and

                   (C) Forfeitures.

                        Annual additions shall also include (i) any amounts
                   allocated to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by an Employer, and (ii) amounts derived from contributions for post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by an Employer.

                        (ii) Compensation.  A Participant's earned income,
                   wages, salaries and fees for professional services and other amounts received for personal service actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                              (A) Employer contributions to a plan of deferred
                         compensation that are not includable in the Employee's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension to the extent the contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                              (B) Amounts realized from the exercise of a
                         nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
                              (C) Amounts realized from the sale, exchange or
                         other disposition of stock acquired under a qualified stock option; and

                              (D) Other amounts that receive special tax
                         benefits, or contributions made by the Employer (whether or not under a compensation reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

                              For purposes of applying the limitations of this
                   Article, Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during the year.

                        (iii) Defined Benefit Fraction.  A fraction, the
                   numerator of which is the projected annual benefit of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for the Plan Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to the Participant under the Plan for the Plan Year.

                        (iv) Defined Contribution Fraction.  A fraction, the
                   numerator of which is the sum of the Annual Additions to the Participant's accounts under defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for the limitation Year and all prior Limitation Years of service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year (determined without regard to Code Section 415(c)(6)), or
                   (ii) the product under Code Section 415(c)(1)(B) (or Code
                   Section 415(c)(7), if applicable) with respect to the Participant under the Plan for the Plan Year.

                        (v) Maximum Permissible Amount.  The lesser of thirty
                   thousand dollars ($30,000) (or, if larger, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or 25 percent of the Participant's Compensation for the Limitation Year.

                        (vi) Limitation Year.  The Plan Year.

     (c) If the rules set forth in Subsections (a) or (b) would otherwise be violated after making all possible adjustments under the terms of any defined benefit plans, then the Participant's benefits under this Plan shall be reduced by returning the Participant's After-Tax Contributions, if any, together with the earnings thereon, and by forfeiting a pro rata portion of Employer Matching Contributions made with respect thereto. If the return and forfeiture is not sufficient to eliminate the violation, then the participant's benefits shall be further reduced by returning the Participant's After-Tax Contributions, if any, together with the earnings thereon, and by forfeiting a pro-rata portion of Employer Matching Contributions made with respect thereto.

     SECTION 4.08. ROLLOVER CONTRIBUTIONS. An Employee may roll over a cash distribution from a qualified plan or conduit individual retirement account to this Plan, provided that (a) the distribution is (i) received from a qualified plan as an Eligible Rollover Distribution (as defined in Section 7.07(b)) and
(ii) rolled over directly from the qualified plan or within the 60 days following the date the Employee received the distribution, or (b) the distribution is (i) received from a conduit individual retirement account that has no assets other than assets attributable to an Eligible Rollover Distribution or a "qualified total distribution," within the meaning of Code
Section 402 as in effect before January 1, 1993, and had been deposited in the conduit individual retirement account within 60 days of the date the Employee received the distribution, plus earnings, (ii) eligible for tax free rollover to a qualified plan, and (iii) rolled over within 60 days following the date the Employee received the distribution. Before accepting a rollover contribution, the Trustee may require the Employee to furnish satisfactory evidence that the proposed transfer is in fact a rollover contribution that the Code permits an Employee to make to a qualified plan. The foregoing contributions, which shall be Rollover Contributions, shall be accounted for separately and shall be credited to an Employee's Rollover Account. An Employee shall not be permitted to withdraw any portion of his Rollover Account until such time as the Employee is otherwise eligible to make a withdrawal from or receive a distribution of his Account except as otherwise provided in Section
8.06. An Employee who has made a Rollover Contribution shall be deemed to be a Participant with respect to his Rollover
Account even if he is not otherwise a Participant. Notwithstanding the foregoing, no rollover contribution shall be accepted by the Trustee that would obligate this Plan to offer or provide a qualified joint and survivor annuity or qualified preretirement survivor annuity form of benefit to any Participant.

                                   ARTICLE V
                       TRUST AGREEMENT; INVESTMENT FUNDS
                      AND PARTICIPANT INVESTMENT ELECTIONS

     SECTION 5.01. TRUST AGREEMENT. The Company shall enter into a trust agreement with a corporate trustee selected by the Board to act as Trustee.
The Trustee shall receive all Elective Contributions and all Employer Matching Contributions and shall hold, manage, administer and invest the contributions, reinvest any income, and make distributions in accordance with the provisions of the Plan and the trust agreement. The trust agreement shall be in such form and contain such provisions as the Board may deem necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and the Trust under the Code.

     SECTION 5.02. INVESTMENT FUNDS. The Committee shall establish two or more Investment Funds and shall advise the Trustee in writing of the types of investments to be made for each Investment Fund. The Committee may direct that any such Investment Fund will be invested in one or more insurance contracts or mutual funds selected by the Committee or may appoint one or more investment managers to direct the investment of any Investment Fund. The Committee may at any time add, delete or change the investment medium or investment manager of any Investment Fund; provided, that if the change substantially changes the characteristics of any Investment Fund, Participants utilizing the Fund shall be notified and given an opportunity to reallocate their Account balances.

     SECTION 5.03. ALLOCATION AND REALLOCATION OF CONTRIBUTIONS AMONG INVESTMENT FUNDS.

     (a) Allocation. On Timely Notice a Participant shall elect to allocate all of his Elective Contributions and Employer Matching Contributions among the Investment Funds established under Section 5.02 in whole multiples of one percent of such Contributions. An election under this subsection may be changed up to four times in any Plan Year, as of any Valuation Date, but shall remain in effect for successive periods of time unless changed on Timely Notice. If a Participant fails to direct the investment of contributions subject to his direction or fails to replace any directions that may have been suspended or revoked, then the contributions shall be invested in an Investment Fund designated by the Committee that invests primarily in securities or other property providing a fixed or guaranteed rate of return.

     (b) Investment Fund Transfers. A Participant may on Timely Notice elect to transfer his interests in any one or more Investment Funds to other Investment Funds. Except to the extent that the conditions governing any Investment Fund (such as a fund investing in guaranteed investment contracts issued by an insurance company) may limit or prohibit the transfers, the transfers may be made up to four times in any Plan Year, as of any Valuation Date. The election shall be in such form as the Committee shall determine.
Any participant who terminates employment with the Company and/or any of its Affiliates that have adopted the Plan and who has elected to defer distribution of his Account under the Plan under Section 7.04, shall have his entire Account invested in a money market fund designated by the Company for that purpose.

     SECTION 5.04. FEES AND EXPENSES. Brokerage fees and other direct costs of investment shall be paid by the Trustee out of that fund of the Trust to which the cost is attributable. All other costs and expenses of the Plan including without limitation the Trustee's fees and transfer taxes shall be paid by the Company.

     SECTION 5.05.  EXCLUSIVE BENEFIT AND FUNDING POLICY.

     (a) All contributions under the Plan shall be paid to the Trust and all property and funds of the Trust allocable to the Plan, including income from investments and from all other sources, shall be managed solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of:

                   (i) providing benefits to Participants and their Beneficiaries; and

                   (ii) defraying the reasonable expenses of administering the Plan.

     (b) To the extent not specifically set forth in the Plan or Trust, the Trustee shall, after consultation with the Committee, establish the funding policy for the Plan.

                                   ARTICLE VI
                              PARTICIPANT ACCOUNTS

     SECTION 6.01. ESTABLISHMENT OF ACCOUNTS. A separate Account shall be established and maintained in the name of each Participant. To the extent necessary or appropriate to provide for the proper administration of the Plan, the Account shall include separate balances for interests derived from Pre-tax and After-tax Contributions and Employer Matching Contributions and such other separate balances as the Committee shall determine. As soon as practicable following the end of each Plan Year quarter, each Participant shall be provided with a statement of his Account.

     SECTION 6.02. CREDITING OF ACCOUNTS. The appropriate Account balances shall be credited with the amounts of the Participant's Contributions as such Contributions are received by the Trustee. The reallocation of a Participant's Account among Investment Funds shall be appropriately credited as of the date immediately following the effective date of the reallocation.

     SECTION 6.03. VALUATION OF ACCOUNTS. Each Participant's Account shall be valued and adjusted on each Valuation Date to preserve each Participant's proportionate interest in the Investment Funds. As of each Valuation Date and at the time of any reallocation among Investment Funds, under Section 5.03, the Account balances of each Participant shall be adjusted to reflect the effect of income, collected and accrued, realized and unrealized gains and losses, expenses and all other transactions since the valuation preceding adjustment, in such manner as the Committee shall determine.

                                 ARTICLE VII
                       VESTING; DISTRIBUTION OF ACCOUNTS

     SECTION 7.01. VESTING. A Participant's right to the balances credited to his Account shall at all times be fully vested and nonforfeitable.

     SECTION 7.02. DISTRIBUTION UPON TERMINATION OF EMPLOYMENT. When a Participant's employment with the Company and any Affiliates is terminated for any reason (except an intercompany transfer between the Company or any Affiliate and another Affiliate), including death, disability or retirement, the entire balance in the Participant's Account shall be paid at the time and in the manner specified in Section 7.04. If the termination occurs by reason of the death of the Participant, or if the Participant dies before the distribution is completed, distribution shall be made to the Participant's Beneficiary.

     SECTION 7.03. DESIGNATION OF BENEFICIARY. A Participant may designate any person, trust and/or other entity as Beneficiary. Any such designation shall be in writing and filed with the Committee on the form and in the manner prescribed by the Committee, and may be revoked or changed at any time by the Participant. Notwithstanding the foregoing, if the Participant has a spouse at the time of his death, the spouse shall be the Participant's Beneficiary unless
(i) the spouse has consented in writing to the Participant's designation of a different Beneficiary, (ii) the consent acknowledges the effect of the election and is witnessed by a plan representative appointed by the Committee or by a notary public, and (iii) the Participant is survived by the designated Beneficiary designated. Any such consent shall be irrevocable, but shall be effective only with respect to the specific Beneficiary designation, unless the consent expressly permits designations by the Participant without any requirement of further consent. If the Participant is not married at the time of death and either no valid designation of Beneficiary is on file with the Committee at the date of death or no designated Beneficiary survives the Participant, the Participant's estate shall be the Beneficiary.

     SECTION 7.04.   MANNER AND TIMING OF DISTRIBUTIONS.

     (a) All amounts becoming payable under Section 7.02 or Section 7.06 shall be paid in the form of a lump sum cash distribution.

     (b) Distributions under this Section 7.04 and under Section 7.06 shall be made as soon as practicable after the Valuation Date that next follows the Participant's termination of employment or date of Total and Permanent Disability, whichever applies.

     (c) Notwithstanding the foregoing, if the value of the Participant's interests exceeds $3,500, no distribution shall be made before the Participant's Normal Retirement Age, unless the prior written consent of the Participant and his spouse, if any (or if either the Participant or the spouse has died, the survivor) to the distribution has been obtained by the Plan Administrator within the 90-day period ending on the date payments are to be made or begin. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's Normal Retirement Age. The notification shall include a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit under the Plan in a manner that would satisfy the notice requirements of Code
Section 417(a)(3).  If the distribution is subject to the requirements of Code
Section 401(a)(11) and 417, the notice shall be provided no less than 30 days and no more than 90 days before the date that benefit payments are to be made or begin. If the distribution is one to which Code Section 401(a)(11) and 417 do not apply, the distribution may begin less than 30 days after the notice is given; provided, that (i) the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution and a particular distribution option, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution. If the Participant or Beneficiary do not consent, distribution shall be made as soon as practicable after the Participant attains Normal Retirement Age; provided, that distribution shall in all events be completed not later than five years after the date of the Participant's death. The Participant may elect to defer distribution past Normal Retirement Age, but may not defer distribution past the time required by
Section 7.04(d). If the distribution is deferred beyond a Participant's termination of employment, the Participant's entire Account shall be invested in the Investment Fund designated by the Company for that purpose under Section 5.03(b).

     (d) Notwithstanding any election to the contrary, payment of benefits to a Participant shall begin no later than the April 1 next following the close of the calendar year in which he attains age 70-1/2, whether or not the Participant has retired.

     (e) All distributions required under this Section 7.04 shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the regulations issued thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations.

     (f) Pre-Tax Contributions and income allocable thereto shall not be distributed to Participants or Beneficiaries earlier than upon separation from service, death or disability, or upon the occurrence of one of the following events:

                   (i) The termination of the Plan without the establishment of a successor defined contribution plan, as defined in Section 1.401(k)-l(d)(3) of the Treasury Regulations.

                   (ii) The disposition by the Company of substantially all of the assets (within the meaning of Section 401(k)-l(d)(4)(iv)(A) of the Treasury Regulations) used in the trade or business of the Company if the Company continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring the assets.

                   (iii) The disposition by the Company of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity if the Company continues to maintain this Plan, but only with respect to Employees who continue employment with the subsidiary.

                   (iv) The attainment of age 59-1/2 or, in the case of Pre-Tax Contributions only, the hardship of the Participant, as described in Section 8.03.

     SECTION 7.05. SPECIAL RULES FOR INTERESTS DERIVED FROM PRIOR PLANS. Notwithstanding the foregoing, any Participant whose Account includes amounts derived from benefits that were ultimately transferred from any predecessor plan to this Plan may elect to receive a distribution of the benefits derived from such prior plan (or if separate records showing the amount are not maintained, then the election may apply to the Participant's entire Account) in any form of distribution that was available under the prior plan. Further, if the provisions of this Plan would otherwise result in a reduction of any Participant's accrued benefits, then the provisions shall not be applied, and the Participant's benefits accrued under the prior plan shall be preserved.

     SECTION 7.06. DISABILITY RETIREMENT BENEFIT. If a Participant becomes Totally and Permanently Disabled while employed with the Company or any Affiliate, the Participant may elect to have the entire balance in the Participant's Account paid at the time and in the manner specified in Section 7.04.

     The term "Total and Permanent Disability" means a physical or mental condition resulting from a bodily injury or disease that entitles the Participant to receive disability insurance benefits under Title II of the Federal Social Security Act; provided, that in no event will a Participant be deemed to be Totally and Permanently Disabled after his attainment of his Normal Retirement Age. If a Participant who is Totally and Permanently Disabled ceases to be Totally and Permanently Disabled before his Normal Retirement Age, his employment will be deemed to be terminated as of the date he ceases to be Totally and Permanently Disabled, unless he returns to employment with the Company or an Affiliate within such period as the Committee may prescribe.

     SECTION 7.07.  DIRECT ROLLOVERS.

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7.07, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent the distribution is required under Code Section 401(a)(9) and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (c) An Eligible Retirement Plan is (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code
Section 403(a) or (iv) a qualified trust described in Section 401(a) of the Code, which accepts the Distributee's Eligible Rollover Distribution. However, if an Eligible Rollover Distribution is to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (d) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

     (e) A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE VIII
                             WITHDRAWALS AND LOANS

     SECTION 8.01. WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS. A Participant may elect to withdraw, as of any Valuation Date, all or part of any balances credited to the Participant's Account attributable to After-Tax Contributions. The minimum withdrawal under this Section shall be $500.

     SECTION 8.02. WITHDRAWALS AFTER AGE 59-1/2. A Participant who has attained age 59-1/2 may elect to withdraw, as of any Valuation Date, all or part of the balances credited to the Participant's Account. The minimum withdrawal under this Section shall be $500.

     SECTION 8.03.  HARDSHIP WITHDRAWALS.

     (a) Before the termination of the Participant's employment, upon a demonstration by the Participant of an immediate and heavy financial need that cannot be met from other resources that are reasonably available to the Participant, a Participant shall be permitted, on Timely Notice, to make a withdrawal of an amount not exceeding the lesser of (i) the amount needed to satisfy the need, or (ii) 100 percent of all balances in the Participant's Account that are derived from the Participant's Pre-Tax Contributions. Notwithstanding the foregoing, (i) amounts derived from Employer Matching Contributions may not be withdrawn under this Section, and (ii) distributions may not include any earnings credited on or after January 1, 1989 to the balance in the Participant's Account derived from Pre-Tax Contributions under this Plan or any prior plan.

     (b) For purposes of this Section, "an immediate and heavy financial need" shall be deemed to exist if the distribution is on account of:

                        (i) Unreimbursed medical expenses described in Code
                   Section 213(d) incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Code Section 152) or an amount necessary for these persons to obtain medical care described in Code
                   Section 213(d);

                        (ii) Costs directly related to the purchase of a
                   principal residence for the Participant (excluding mortgage payments);

                        (iii) Payment of tuition and related fees for the next
                   12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

                        (iv) The need to prevent the eviction of the
                   Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

                        (v) Other events provided for in rulings, notices or
                   other documents published by the Commissioner of Internal Revenue. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

     (c) To demonstrate that a need cannot be met from other resources, the Participant may be required to provide such documents or information as the Committee may require and to certify that the need cannot be relieved (i) through reimbursement from insurance, (ii) by reasonable liquidation of assets,
(iii) by cessation of Elective Contributions under the Plan or (iv) by other withdrawals or loans from this or any other plan or a loan from a commercial lender, on reasonable terms.

     (d) Withdrawals under this Section 8.03 shall be permitted only if the Participant has first withdrawn all amounts available to him under this or any other Employer plan and borrowed all amounts available to him under any other Employer plan. All of the Participant's contributions to this Plan and contributions to all other plans maintained by the Employer (except contributions to welfare benefit plans and mandatory employee contributions to defined benefit plans) shall be suspended for a period of 12 months following the withdrawal, and the amount which the Participant may contribute as Pre-Tax Contributions for the Plan Year following the withdrawal shall not exceed the amount described in Section 4.02(g), reduced by the amount of the Participant's actual Pre-Tax Contributions for the Plan Year in which the withdrawal occurred.

     (e) Distributions under this Section shall be made as soon as administratively feasible after the withdrawal is approved.

     SECTION 8.04 SOURCE OF FUNDS FOR WITHDRAWALS. A Participant may specify which of his Accounts should be charged for any withdrawal under this Article. Distribution will be made out of the Participant's interests in each of the Investment Funds in accordance with the proportion of the Participant's Account then invested in such Fund.

     SECTION 8.05  PAYMENT OF EXISTING LOANS FROM PRIOR PLANS TO PARTICIPANTS.

     (a) This Plan does not permit any Participant to elect to borrow from the balances in his Account. However, in the case of any Participant whose Account includes amounts derived from benefits which were ultimately transferred from any predecessor plan to this Plan and who has an existing loan outstanding from such amounts, the Participant shall be required to make payments on the loan in accordance with this Section 8.05.

     (b) The Committee may adopt such rules regarding the investment of principal and interest paid by Participants on outstanding loans as may be appropriate for the orderly administration of the Plan.

     (c) Each loan shall require payments of principal and interest at least as often as required under the predecessor plan and shall be subject to such other terms and conditions as the Committee may determine. The terms and conditions of each loan shall be as incorporated in the promissory note executed by the borrower, and shall be secured by the borrower's Account.

     (d) Outstanding loans under this Section shall not share in the allocations of Investment Fund earnings under Section 6.02, but shall be investments solely for the borrower's Account and shall be treated as a segregated account of the Trust for the sole benefit of the borrower. All loans shall be secured by the borrower's segregated loan account which shall consist of the borrower's indebtedness, including accrued interest. In the event that any payment is more than ninety (90) days overdue, the loan shall be in default. The Committee shall notify the borrower in writing of the default. If the borrower fails to cure the default by making all necessary payments within fifteen days of the written notice, the Committee may direct the Trustee to debit the total amount from the vested portion of the borrower's Account, at such time as will not risk disqualification of the Plan.

     (e) Notwithstanding Sections 8.01 through 8.03 hereof, a Participant shall not be entitled to make any withdrawal under the Plan to the extent the withdrawal requires the distribution of Account balances then outstanding in the form of loans. However, on the termination of the Participant's employment, the note evidencing an outstanding loan may be distributed to the Participant or Beneficiary in full satisfaction of any remaining indebtedness.

     (f) The Committee shall be responsible for the administration of this loan payment program, and may impose such other rules, requirements or restrictions relating to loans under this Section as it shall determine to be necessary or appropriate, including, without limitation, requirements as to the execution of loan documents and/or payroll deduction authorization. Expenses incurred in connection with the servicing of a Plan loan shall be charged to the Account of the borrower.

     8.06 WITHDRAWALS OF PRIOR PLAN AMOUNTS. Notwithstanding any provision of this Article VIII to the contrary, if any tax-qualified retirement plan maintained by an Affiliate is merged into this Plan, a Participant who previously participated in the Affiliate's plan shall be entitled to make withdrawals from that portion of his Account attributable to participation in the Affiliate's plan to the extent that such withdrawals were permitted under the terms of the Affiliate's plan immediately before the merger. The withdrawal provisions of the Affiliate's plan, as in effect immediately before the merger of the Affiliate's plan into this Plan, are hereby incorporated by reference.

                                   ARTICLE IX
                                 THE COMMITTEE

     SECTION 9.01. BENEFIT PLANS COMMITTEE. The Benefit Plans Committee ("Committee") shall be established by the Company and shall be the plan administrator of the Plan for purposes of ERISA. The Committee shall have the responsibility for carrying out the provisions of the Plan, except to the extent such responsibilities are specifically allocated to others under the Plan. The Committee shall consist of not less than three employees appointed by the Board and serving at the pleasure of the Board. Members of the Committee may resign or be removed by the Board, and new members may be appointed by the Board.

     SECTION 9.02.   RESPONSIBILITY AND AUTHORITY OF THE COMMITTEE.

     (a) The Committee shall be the administrator of the Plan for all purposes of ERISA and, subject to the direction of the Board and the provisions of the Plan and Trust, shall have all authority necessary and appropriate to carry out its duties as such. The duties and authority of the Committee shall include, but shall not be limited to, the following:

         (i)    To interpret and apply the provisions of the Plan;


         (ii)   To prescribe and require the use of appropriate forms;

         (iii)  To formulate, issue and apply rules and regulations;

         (iv)   To make appropriate determinations or calculations;


         (v)    To authorize and direct benefit payments;

         (vi) To prepare and file reports, notices and any other documents relating to the Plan which may be required by law;

         (vii)  To adopt rules relating to the giving of Timely Notice; and

         (viii) To establish the Investment Funds and either select the appropriate investment vehicle(s) for the Investment Fund or select an investment manager to manage the Investment Fund.

In addition to the other duties of the Committee, it shall periodically review the performance of the Trustee and any insurance company or investment manager in the investment and reinvestment of the assets in the Investment Funds.

     (b) The Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. Any such determination or construction shall be final and binding on all parties.

     SECTION 9.03. ORGANIZATION AND PROCEDURE. The Committee shall select from its respective members a chairman, a secretary, and such other officers as may be deemed appropriate. Committee action on any matter shall be taken on the vote of at least a majority of all members of the Committee at any meeting or upon unanimous written consent of all members without a meeting. Minutes of Committee meetings shall be kept and all major actions of the Committee shall be recorded in the minutes or other appropriate written form. The Committee shall adopt in writing such bylaws, procedures and operating rules as it may deem appropriate.

     SECTION 9.04.  DELEGATION OF AUTHORITY AND RESPONSIBILITY.

     (a) The Committee may delegate to any one or more of its members the authority to execute documents on behalf of the Committee and to represent the Committee in any matters or dealings involving the Committee. Any such delegation of authority shall be set forth in writing.

     (b) The Committee may delegate certain of its powers to persons who are not members under such terms and conditions as may be specified by the Committee. Any such delegation of powers shall be set forth in writing.

     (c) Employees of the Company or any Affiliate who are not members of the Committee may perform such duties and functions relating to the Plan as the Committee shall direct and supervise. It is expressly provided, however, that the Committee shall retain full and exclusive authority and responsibility for and respecting any such activities by other employees, and nothing contained in this subsection 9.04(c) shall be construed to confer upon any such employee any discretionary authority or control respecting the administration or operation of the Plan.

     SECTION 9.05. USE OF PROFESSIONAL SERVICES. The Committee may obtain the services of such attorneys, actuaries, accountants or other persons it may deem appropriate, any of whom may be the same persons who are providing services to an Employer. In any case in which the Committee utilizes the services, it shall retain exclusive discretionary authority and control respecting the administration and operation of the Plan.

     SECTION 9.06. FEES AND EXPENSES. Committee members who are employees of an Employer shall serve without compensation but shall be reimbursed for all reasonable expenses incurred in their capacity as Committee members. No members of the Committee or persons performing services under Section 9.05 who are employed by an Employer shall receive compensation for their services with respect to the Plan, but shall be reimbursed for their expenses. All compensation for services and expenses shall be paid in whole or in part by the Employers. To the extent that they are not paid by the Employers, such compensation shall be paid by the Trustee out of the principal or income of the Trust.

     SECTION 9.07.  CLAIMS PROCEDURE.

     (a) Any Employee or Beneficiary under this Plan who believes he is entitled to benefits under the Plan in an amount greater than he is receiving may file a claim with the Committee under this Section. Any such claim shall be filed in writing stating the nature of the claim, the facts supporting the claim, the amount claimed and the name and address of the claimant. The Committee or its designee shall consider the claim and answer it in writing stating whether the claim is granted or denied. If the claim is denied in whole or in part, the secretary of the Committee or his designee shall furnish the claimant a written notice of the denial containing (i) the specific reason(s) for the denial, (ii) a specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information which it is necessary for the claimant to submit and an explanation of why the material or information is necessary, and (iv) an explanation of the Plan's review procedure.

     (b) If a claimant wishes to appeal the denial of his claim, he must mail a written notice of appeal to the Committee, certified, return receipt requested, within 60 days of his receipt of the written denial. In order that the full Committee may expeditiously decide the appeal, the written notice of appeal should contain (i) a statement of the grounds for the appeal, (ii) a specific reference to the Plan provisions on which the appeal is based, (iii) a statement of the arguments and authority (if any), supporting the grounds for appeal, and (iv) any other pertinent documents or comments that the appellant desires to submit in support of his appeal. The Committee will meet and decide the appellant's appeal within 60 days of its receipt of the appeal. The Committee's written decision shall contain the reasons for the decision and the Plan provisions on which the decision is based. A copy of the Committee's decision shall be mailed promptly to the appellant.

                                   ARTICLE X
                           AMENDMENTS AND TERMINATION

     SECTION 10.01. AMENDMENTS AND TERMINATION. While it is intended that the Plan shall continue in effect indefinitely, the Company, by action of its President or any Vice President, may from time to time modify, alter or amend the Plan or Trust; provided, that any amendments that increase benefits provided under the Plan must be approved by the Compensation Committee of the Board. The Board may at any time suspend or discontinue Employer contributions under the Plan, or may terminate in whole or in part the Plan and Trust. Any such suspension, discontinuance or termination shall be made effective by the Board, or any duly authorized Board committee, by formal resolution in a regularly or specially constituted meeting of the Board or such committee, or by resolution without a meeting. Notwithstanding the foregoing, the following shall apply:

      (i) No such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries and the defraying of the reasonable expenses of administering and winding up the Plan;

      (ii) No such action will adversely affect the rights or interests of Participants that have vested under the Plan, decrease a Participant's accrued benefits or vesting percentage in accrued benefits or eliminate an optional form of distribution for a previously accrued benefit;

      (iii) In the event of termination of the Plan or complete discontinuance of employer contributions under the Plan, all rights and interests of Participants that have not vested shall become vested as of the date of the termination or complete discontinuance. In the event of a partial termination of the Plan, the rights and interests of the Participants affected thereby shall become vested as of the date of the partial termination. However, nothing in the Plan shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust that is required to comply with the provision of any law or regulation relating to the establishment or maintenance of this Plan and Trust, including, but not limited to, the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration or amendment, if made retroactively, adversely affects the rights or interests of a Participant under the Plan.

                                 ARTICLE XI
                                 MISCELLANEOUS

     SECTION 11.01. NON-GUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as creating a right of any Participant to be continued in the employment of any Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

     SECTION 11.02.  RIGHTS TO TRUST ASSETS.

     (a) No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust. All payments as provided for in this Plan shall be made solely out of the assets of the Trust and neither the Employers, the Trustee, nor any member of the Committee shall be liable therefor in any manner.

     (b) The effectiveness of this Plan is expressly subject to the condition that the Company shall initially receive a favorable determination letter from the Internal Revenue Service that the Plan meets the requirements for qualification under Section 401(a) of the Code and all Employer contributions under the Plan are conditioned on the continued qualification of the Plan under that Code Section and the deductibility of the contributions under Code Section
404. If the Internal Revenue Service initially fails to issue a favorable determination letter, the Company may, at its option, terminate the Plan, in which case all amounts in the Trust attributable to Employer contributions shall be refunded to the Employers and all amounts attributable to Participant contributions shall be distributed to Participants. If the Committee determines that a contribution has been made as the result of a good faith mistake of fact, then the Committee may direct that any nondeductible Employer contribution, or any other contribution made as the result of a mistake of fact, shall be refunded to the Employer or Participant in accordance with applicable provisions of ERISA.

     (c) Except as provided in subsection (b) of this Section, the Employers shall have no beneficial interest of any nature whatsoever in any Employer Matching Contributions after the contributions have been received by the Trustee, or in the assets, income or profits of any part of the Trust.

     SECTION 11.03. NON-RECOMMENDATION OF INVESTMENT. The decision as to the choice of Investment Funds under the Plan must be made solely by each Participant, and no officer or employee of any Employer or the Trustee is authorized to make any recommendation to any Participant concerning the allocation or reallocation of contributions among the Investment Funds.

     SECTION 11.04. INDEMNIFICATION OF COMMITTEE. The Company shall indemnify each member of the Committee and the Board and any employee who is a fiduciary with respect to the Plan and hold each of them harmless from the consequences of acts or conduct in an official capacity with respect to the Plan, if he acted in good faith, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent that the amounts are not paid to such person(s) under the Company's fiduciary insurance policy and to the extent that the amounts are actually and reasonably incurred by such person(s).

     SECTION 11.05. NON-ALIENATION. Except as otherwise provided in the Plan, no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy or any other disposition of any kind, either voluntary or involuntary, before actual receipt of payment by the person entitled to such right or interest under the provisions of the Plan, and any such disposition or attempted disposition shall be void. Notwithstanding the foregoing, a qualified domestic relations order relating to child support, alimony payments or marital property rights shall be recognized and given effect if the order contains sufficient information to permit the Committee to determine that it meets the requirements of Code Section 414(p). Except as otherwise provided by a domestic relations order, the distribution of benefits to an alternate payee shall be paid or shall begin as soon as is administratively feasible upon a determination that the domestic relations order meets the requirements of Code Section 414(q).

     SECTION 11.06. FACILITY OF PAYMENT. If the Committee determines that a Participant or Beneficiary entitled to a distribution under the Plan is incapable of caring for his own affairs, because of illness or otherwise, it may direct that any distribution from the Participant's Account may be made, in such shares as it shall determine, to the spouse, child, parent or other blood relative of the Participant or his Beneficiary, or any of them, or to such other persons or persons as the Committee may determine. The Committee shall be under no obligation to see to the proper application of the distributions so made to such person or persons and any such distribution shall be a complete discharge of any liability under the Plan to the Participant or Beneficiary, to the extent of the distribution.

     SECTION 11.07. BOARD ACTION. Any action that is required or permitted to be taken by the Board under the Plan may be taken by the Executive Committee of the Board or any other authorized committee of the Board.

     SECTION 11.08. MERGERS, CONSOLIDATIONS AND TRANSFER OF PLAN ASSETS. The Company's President or Vice President of Administration may approve and implement, in their discretion, any mergers or consolidations of or transfers of assets and liabilities between the Plan and tax-qualified retirement plans maintained by the Company and its Affiliates.

     (a) In the case of any merger or consolidation with, or transfer of assets or liabilities to or from any other plan, each Participant in the Plan must be entitled (if the Plan then terminated) to receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     (b) The Company may enter into merger agreements or direct transfer of assets agreements (or may direct the Trustee to do so) with the trustees of other retirement plans qualified under Code Section 401(a) and may direct the Trustee to transfer plan assets under such agreement. The Company may direct the Trustee to accept the direct transfer of plan assets. Unless a transfer of assets to this Plan is an elective transfer as defined in Treas. Reg. Section 1.411(d)-4, Q&A-3(b), the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets.

     (c) If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Section 401(k) will continue to apply to those transferred elective contributions, unless the transfer was an elective transfer as defined in Treas. Reg. Section 1.411(d)-4, Q&A-3(b).

     (d) Subject to the authority of the Company provided in paragraph (b) above, an Employee who transfers from a position with an Employer or an Affiliate that does not permit participation in the Plan to a position that permits participation in the Plan may elect to transfer his account under any other defined contribution plan maintained by such Employer or Affiliate (other than an account in an employer stock ownership plan or a plan that provides for an annuity form of distribution) to this Plan in a trustee to trustee transfer.

     SECTION 11.09. FIDUCIARIES. Any person may serve in more than one fiduciary capacity with respect to the Plan. Any fiduciary under the Plan, as an individual, may employ such legal, actuarial, accounting or other assistant he may deem necessary to fulfill his obligations under the Plan, which assistants may be those consulted by an Employer, the Trustee, the Plan or other fiduciaries.

     SECTION 11.10. UNCLAIMED BENEFITS. If the Committee is unable to locate any person who is entitled to benefits under the Plan despite reasonable and diligent efforts to do so, then the person's benefits shall be automatically forfeited as of the last day of the Plan Year next following the year in which the benefits became payable; provided, that if the person subsequently makes a claim for the forfeited benefits before the termination of the Plan, the benefits shall be reinstated by means of a special Employer contribution equal to the amount of the forfeiture or by direct payment by the Company to the person, as determined by the Committee.

                                  ARTICLE XII
                           TOP-HEAVY PLAN PROVISIONS

     SECTION 12.01. EFFECT OF TOP-HEAVY STATUS. The Plan shall be a "Top-Heavy Plan" for any Plan Year if either of the following conditions applies:

      (i) The Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group having a Top-Heavy Ratio of 60 percent or less.

      (ii) The Plan is part of a Required Aggregation Group Having a
           Top-Heavy Ratio which exceeds 60 percent and is not part of a Permissive Aggregation Group having a Top-Heavy Ratio of 60 percent or less.

If the Plan is a Top-Heavy Plan in any Plan Year, the provisions of Article
12.03 through 12.05 shall supersede any conflicting provisions of the Plan.

     SECTION 12.02. ADDITIONAL DEFINITIONS. Solely for purposes of this Article, the following terms shall have the meanings set forth below.

     (a) "Key Employee" means any employee or former employee (and the beneficiary of the employee) whose status as an officer or owner of the Employer makes him a "key employee" as determined in accordance with Code
Section 416(i)(l) and the regulations thereunder.

     (b) "Determination Date" means the last day of the preceding Plan Year.

     (c) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of account balances under any defined contribution plans maintained by the Employer for all Key Employees and the present value of accrued benefits under any defined benefit plans maintained by the Employer for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees disregarding in either case accrued benefits attributable to employees who have not been employed within the five year period preceding the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance on an accrued benefit made in the five year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date. For purposes of calculating the Top-Heavy Ratio, (i) the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12 month period ending on the Determination Date, and (ii) the account balances and present values of accrued benefits of any employees who are not Key Employees but who were Key Employees in a prior year shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The present value of accrued benefits shall be determined under Code Section 416(g) using a five percent interest assumption and the UP-1984 Mortality Table. Solely for the purpose of determining if the Plan, or any other plan included in an aggregation group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

     (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and 410.

     (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

     (f) "Valuation Date" means (i) in the case of a defined contribution plan, the Determination Date, and (ii) in the case of a defined benefit plan, the date as of which funding calculations are generally made within the 12 month period ending on the Determination Date.

     (g) "Employer" means the employer or employers whose employees are covered by this Plan and any other employer which must be aggregated with any such employer under Code Sections 414(b), (c), (m) and (o).

     SECTION 12.03. MINIMUM BENEFITS. For any year in which the Plan is a Top-Heavy Plan, the employer contributions on behalf of each Employee who is not Key Employee shall at least be equal to three percent of the Employee's compensation (as defined in Code Section 415) for the Plan Year or the percentage of compensation allocated on behalf of the Key Employee for which the allocation was highest, whichever is less, reduced by the amounts allocated to the Employee under any other defined contribution plans. If the Employee is also covered under a defined benefit plan of the Affiliates, the Employee will only be entitled to the defined benefit minimum.

     SECTION 12.04. MAXIMUM BENEFIT LIMITS. If the Employer maintains a defined benefit plan and a defined contribution plan that both cover one or more of the same Key Employees, and if the Plans are Top-Heavy, then the limitation stated in a separate provision of this Plan with respect to the Code
Section 415(e) maximum benefit limitations shall be deemed to refer to a 1.0 adjustment on the dollar limitation rather than a 1.25 adjustment. This provision shall not apply if the Top-Heavy Ratio is less than 90 percent and if the minimum benefit requirements of Section 12.03 are met when 3 percent is changed to 4 percent.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 12th day of August, 1995.




                             FALCON BUILDING PRODUCTS, INC.

                             By: /s/ Gus J. Athas
                                 ---------------------------
                             Name:  Gus J. Athas

                             Title: Senior Vice-President





ATTEST:

By: /s/ Kari L. Yunker
    ----------------------------
Name:  Kari L. Yunker

Title: Assistant Secretary

                        FALCON BUILDING PRODUCTS, INC.
                             EMPLOYEE SAVINGS PLAN

                                   APPENDIX A


     The Falcon Building Products, Inc. Employee Savings Plan is effective for the following adopting Employers as of the Effective Date:


                          1. Devilbiss Air Power Company
                          2. Hart & Cooley, Inc.
                          3. Mansfield Plumbing Products, Inc.